Exhibit 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated September 6, 2012, with respect to the financial statement of Incapital Unit Trust, Series 9, comprising North American Dividend Builders Portfolio, 3Q 2012, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-182742) and related Prospectus.  We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP
GRANT THORNTON LLP

Chicago, Illinois
September 6, 2012